Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Superior Well Services, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David E. Wallace, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of this Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ David E. Wallace

David E. Wallace
Chief Executive Officer and Chairman
of the Board of Directors
Date: November 8, 2005
     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company or the certifying officer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
     A signed original of this written statement required by Section 906 has been provided to Superior Well Services, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

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